                            WARRANT ESCROW AGREEMENT

          WARRANT ESCROW AGREEMENT, dated as of _____________, 2006
("Agreement"), by and among RENAISSANCE ACQUISITION CORP., a Delaware corporation ("Company"), RAC PARTNERS LLC, a Delaware limited liability company
("Insider Purchaser") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York
corporation ("Escrow Agent").

          WHEREAS, the Company has received a binding commitment ("Subscription
Agreements") from the Insider Purchaser to purchase an aggregate of 2,833,333 warrants ("Insider Warrants").

          WHEREAS, the Company has entered into an Underwriting Agreement, dated
__________, 2006 ("Underwriting Agreement"), with Ladenburg Thalmann & Co. Inc.
("Ladenburg"), pursuant to which, among other matters, Ladenburg has agreed to purchase 14,166,666 units ("Units") of the Company. Each Unit consists of one share of the Company's common stock, par value $.0001 per share ("Common
Stock"), and two Warrants, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated _________,
2006 ("Prospectus") comprising part of the Company's Registration Statement on
Form S-1 (File No. 333-_______) under the Securities Act of 1933, as amended
("Registration Statement"), declared effective on ________, 2006 ("Effective
Date").

          WHEREAS, the Insider Purchaser has agreed as a condition of the sale of the Units to deposit its Insider Warrants, as set forth opposite its name in
Exhibit A attached hereto (collectively "Escrow Warrants"), in escrow as hereinafter provided.

          WHEREAS, the Company and the Insider Purchaser desire that the Escrow
Agent accept the Escrow Warrants, in escrow, to be held and disbursed as hereinafter provided.

          IT IS AGREED:

     1. Appointment of Escrow Agent. The Company and the Insider Purchaser
hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

     2. Deposit of Escrow Warrants. On or before the Effective Date, the Insider
Purchaser shall deliver to the Escrow Agent certificates representing its Escrow
Warrants, to be held and disbursed subject to the terms and conditions of this
Agreement. The Insider Purchaser acknowledges that the certificate representing its Escrow Warrants is legended to reflect the deposit of such Escrow Warrants under this Agreement.

     3. Disbursement of the Escrow Warrants. The Escrow Agent shall hold the
Escrow Warrants until 30 days after the consummation of a Business Combination
(as such term is defined in the Registration Statement) ("Escrow Period"), on which date it shall, upon written instructions from the Insider Purchaser, disburse the Insider Purchaser's Escrow Warrants to the Insider Purchaser;
provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Warrants. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the

Escrow Warrants in accordance with this Section 3.

     4. Restrictions on Transfer of Escrow Warrants. During the Escrow Period,
no sale, transfer or other disposition may be made of any or all of the Escrow
Warrants except (i) upon the dissolution and liquidation of the Insider
Purchaser and the distribution of assets to its members; (ii) by gift to a immediate family member of the Insider Purchaser's members or to a trust, the beneficiary of which is a member of the Insider Purchaser or a member of the immediate family of the Insider Purchaser's members, (iii) by virtue of the laws of descent and distribution upon death of any member of the Insider Purchaser, or (iv) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this
Agreement and of the Subscription Agreement signed by the Insider Purchaser.

     5. Concerning the Escrow Agent.

          5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The
Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

          5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the
Escrow Agent hereunder, or the Escrow Warrants held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the
Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Warrants or it may deposit the
Escrow Warrants with the clerk of any appropriate court or it may retain the
Escrow Warrants pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Warrants are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The
Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

          5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Insider Purchaser shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this
Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the
Company, the Escrow Warrants held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Warrants with any court it reasonably deems appropriate.

          5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

          5.7 Liability. Notwithstanding anything herein to the contrary, the
Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

     6. Miscellaneous.

          6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of
New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

          6.2 Intentionally Omitted.

          6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

          6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid,

and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

          If to the Company, to:

               Renaissance Acquisition Corp.
               50 E. Sample Road, Suite 400
               Pompano Beach, Florida 33064
               Attn: ______________________

          If to the Insider Purchaser, to its address set forth in Exhibit A.

          and if to the Escrow Agent, to:

               Continental Stock Transfer & Trust Company
               17 Battery Place
               New York, New York 10004
               Attn: Chairman

          A copy of any notice sent hereunder shall be sent to:

               Graubard Miller
               The Chrysler Building
               405 Lexington Avenue
               New York, New York 10174
               Attn: David Alan Miller, Esq.

          and:

               Ladenburg Thalmann & Co. Inc.
               153 East 53rd Street, 49th Floor
               New York, New York 10022
               Attn: Peter H. Blum

          and:

               Dechert LLP
               30 Rockefeller Plaza
               23rd Floor
               New York, New York 10112-2200
               Attn: Gerald Adler, Esq.

          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          6.7 Liquidation of the Company. The Company shall give the Escrow
Agent written notification of the liquidation and dissolution of the Company in the event that the

Company fails to consummate a Business Combination within the time period(s)
specified in the Prospectus.

          WITNESS the execution of this Agreement as of the date first above written.

                                        RENAISSANCE ACQUISITION CORP.

                                        By:
                                            ------------------------------------

                                        INSIDER PURCHASER:

                                        RAC PARTNERS LLC

                                        By:
                                            ------------------------------------

                                        CONTINENTAL STOCK TRANSFER & TRUST
                                           COMPANY

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

Name and Address of      Number                              Date of
Insider Purchaser     of Warrants   Warrant Number   Subscription Agreement
-------------------   -----------   --------------   ----------------------
RAC Partners LLC       2,833,333           1